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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated June 9, 1998 relating to the financial statements of Outlook Sports Technology, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PricewaterhouseCoopers LLP
Miami, Florida
October 7, 1998